CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-292337 on Form S-6 of our report dated January 21, 2026, relating to the financial statement of FT 12685, comprising Ameriprise Moderate Dividend & Growth (MDG) Portfolio, January 2026 Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 21, 2026